Exhibit 99.1


November 10, 2003                                     Direct Inquiries To:
                                                      Paul O. Koether, Chairman
                                                      (908) 234-9220

                   PURE WORLD ANNOUNCES THIRD QUARTER RESULTS
                   ------------------------------------------

     BEDMINSTER, NEW JERSEY - PURE WORLD, INC., (PURW-NASDAQ) ("Pure World" or the "Company") today announced that revenues for the third quarter ended September 30, 2003 were $5,286,000, an increase of approximately $955,000 or 22% from revenues of $4,331,000 in the third quarter ended September 30, 2002. Net income for the third quarter of 2003, was $66,000 ($.01 per share) compared to a net loss of $979,000 ($.13 per share) reported during the comparable quarter in 2002.

     For the nine months ended September 30, 2003, revenues were $17,352,000 with net income of $375,000 ($.05 per share) compared to revenues of $12,262,000 with a net loss of $2,058,000 ($.26 per share) in the same period of the prior year.

     Pure World has 7,513,624 shares of common stock outstanding.






















     This release contains forward-looking statements which may involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results and performance in future periods to be materially different from any future results or performance suggested by these statements. Pure World cautions investors not to place undue reliance on forward-looking statements, which speak only to management's expectations on this date. The per share earnings in the text of the news release are diluted earnings per share.

                        PURE WORLD, INC. AND SUBSIDIARIES
                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
         FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002
                      (in thousands, except per share data)
                                   (UNAUDITED)



                                           Three Months Ended          Nine Months Ended
                                              September 30,               September 30,
                                         ----------------------      ----------------------
                                           2003          2002          2003          2002
                                         --------      --------      --------      --------
Revenues:
  Sales                                  $  5,283      $  4,321      $ 17,237      $ 12,196
  Net gains (losses) on marketable
   securities                                   -             -             -            28
  Interest and other income                     3            10           115            38
                                         --------      --------      --------      --------
     Total revenues                         5,286         4,331        17,352        12,262
                                         --------      --------      --------      --------
Expenses:

  Cost of goods sold                        4,094         4,199        13,317        11,075
  Selling, general and administrative       1,106         1,110         3,537         3,244
                                         --------      --------      --------      --------
     Total expenses                         5,200         5,309        16,854        14,319
                                         --------      --------      --------      --------

Income (loss) before income taxes              86     (     978)          498     (   2,057)
Provision for income taxes                     20             1           123             1
                                         --------      --------      --------      --------
Net income (loss)                        $     66     ($    979)     $    375     ($  2,058)
                                         ========      ========      ========      ========

Basic and diluted net income (loss)
 per share                               $    .01     ($    .13)     $    .05     ($    .26)
                                         ========      ========      ========      ========


                      CONSOLIDATED CONDENSED BALANCE SHEET
                               September 30, 2003
                                 ($000 omitted)
                                   (UNAUDITED)

Cash and cash equivalents                                        $   1,350
Accounts receivable, net                                             3,241
Inventories                                                          7,043
Other                                                                  572
                                                                 ---------
     Total current assets                                           12,206
Plant and equipment, net                                             7,503
Investment in unaffiliated
   natural products company                                          1,510
Goodwill                                                             1,144
Other assets                                                           572
                                                                 ---------
     Total assets                                                $  22,935
                                                                 =========

Current liabilities                                              $   5,501
Long-term debt                                                       1,140
                                                                 ---------
     Total liabilities                                               6,641
Stockholders' equity                                                16,294
                                                                 ---------
     Total liabilities and stockholders' equity                  $  22,935
                                                                 =========